(m)(2)(v)

AMENDED SCHEDULE A

with respect to

VOYA PARTNERS, INC.

SECOND AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12B-1

SERVICE 2 CLASS

Portfolios

Voya Aggregate Bond Portfolio (formerly, VY® PIMCO Bond Portfolio)

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Fidelity® VIP Mid Cap Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Portfolios cont’d.

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

VY® Templeton Foreign Equity Portfolio

Date last updated:  February 9, 2015